[LOGO OMITTED] COMERICA

                                        LOAN AND SECURITY AGREEMENT
                                        (ACCOUNTS AND INVENTORY)

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  OBLIGOR #           NOTE #              AGREEMENT DATE
   8718029017                              January 29, 2007
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  CREDIT LIMIT             INTEREST RATE                OFFICER NO./INITIALS
   $2,000,000.00            Base Rate Plus 0.500%%       48828, Reed Geisreiter
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      THIS AGREEMENT is entered into on January 29, 2007, between Comerica
("Bank") as secured party, whose Western Divison headquarters office is 333 West
Santa Clara Street, San Jose, CA and the undersigned ("Borrower"), whose sole place of business (if it has only one), chief executive office (If it has more than one place of business) or residence (if an individual) is located at the address set forth below its name on the signature page to this Agreement. The parties agree as follows:

1.    DEFINITIONS.

            1.1   "Accounts" shall mean and includes all presently existing and hereafter arising accounts, including without limitation all accounts receivable, contract rights and other forms of right to payment for monetary obligations or receivables for property sold or to be sold, leased, licensed, assigned or otherwise disposed of, or for services rendered or to be rendered (including without limitation all health-care-insurance receivables) owing to Borrower, and any supporting obligations, credit insurance, guaranties or security therefor, irrespective of whether earned by performance.

            1.2   "Agreement" shall mean and includes this Loan and Security
      Agreement (Accounts and Inventory), any concurrent or subsequent rider to this Loan and Security Agreement (Accounts and Inventory) and any
      extensions, supplements, amendments or modifications to this Loan and
      Security Agreement (Accounts and Inventory) and/or to any such rider.

            1.3   "Bank Expenses" shall mean and includes: all costs or expenses required to be paid by Borrower under this Agreement which are paid or advanced by Bank; taxes and insurance premiums of every nature and kind of
      Borrower paid by Bank; filing, recording, publication and search fees, appraiser fees, auditor fees and costs, and title insurance premiums paid or incurred by Bank in connection with Bank's transactions with Borrower;
      costs and expenses incurred by Bank in collecting the Accounts (with or without suit) to correct any default or enforce any provision of this
      Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, disposing of, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated;
      costs and expenses of suit incurred by Bank in enforcing or defending this
      Agreement or any portion hereof, including, but not limited to, expenses incurred by Bank in attempting to obtain relief from any stay, restraining order, injunction or similar process which prohibits Bank from exercising any of its rights or remedies; and reasonable attorneys' fees and expenses incurred by Bank in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Agreement, or any portion hereof or any agreement related hereto, whether or not suit is brought. Bank Expenses shall include Bank's in-house legal charges at reasonable rates.

            1.4   "Base Rate" shall mean that variable rate of Interest so
      announced by Bank at its headquarters office in San Jose, California as its "Base Rate" from time to time and which serves as the basis upon which effective rates of Interest are calculated for those loans making reference thereto.

            1.5   "Borrower's Books" shall mean and includes all of Borrower's books and records including but not limited to minute books; ledgers;
      records indicating, summarizing or evidencing Borrower's assets,
      (including, without limitation, the Accounts) liabilities, business operations or financial condition, and all information relating thereto, computer programs; computer disk or tape files; computer printouts;
      computer runs; and other computer prepared information and equipment of any kind.

            1.6   "Borrowing Base" shall mean the sum of: (1) eighty percent
      (80%) of the net amount of Eligible Accounts after deducting therefrom all payments, adjustments and credits applicable thereto; and (2) the amount, if any, of the advances against Inventory agreed to be made pursuant to any Inventory Rider, or other rider, amendment or modification to this
      Agreement, that may now or hereafter be entered into by Bank and Borrower.
      Anything contained in the foregoing to the contrary notwithstanding, Bank may adjust the Borrowing Base percentage(s) and the definition of Eligible
      Accounts and Eligible Inventory, in each case as provided for under subsection 6.7 hereof.

            1.7   "Cash Flow" shall mean, for any applicable period of
      determination, the Net Income (after deduction for income taxes and either taxes of such Person, or its subsidiaries, determined by reference to income or profits of such Person, or its subsidiaries) for such period, plus, to the extent deducted in computation of such Net Income, the amount of depreciation and amortization expense and the increase (or decrease) in the deferred tax liability during such period, all as determined in accordance with GAAP.

            1.8   "Cash Flow Coverage Ratio" shall mean, as of any applicable period of determination, the ratio of (a) the sum of (i) Cash Flow plus
      (ii) any and all interest paid or payable with respect to Long Term
      Indebtedness and Subordinated Debt, determined on the basis of the four fiscal quarters immediately preceding the date of determination to (b) the sum of (i) Current Maturities of Long Term Indebtedness plus (ii) any and all Interest paid or payable with respect to Long Term Indebtedness and
      Subordinated Debt determined on the basis of the four fiscal quarters immediately preceding the date of determination.

            1.9   "Collateral" shall mean and includes all personal property of
      Borrower, including without limitation each and all of the following: the
      Accounts; the Inventory, the General Intangibles; the Negotiable
      Collateral; Borrower's Books; all Borrower's deposit accounts; all
      Borrower's Investment property (including without limitation securities and securities entitlements); all goods, instruments, documents, policies and certificates of insurance, deposits, money or other personal property of Borrower in which Bank receives a security interest and which now or later come into the possession, custody or control of Bank; all Borrower's equipment and fixtures; all additions, accessions, attachments, parts, replacements, substitutions, renewals, interest, dividends, distributions or rights of any kind for or with respect to any of the foregoing
      (including without limitation any stock splits, stock rights, voting rights and preferential rights); any supporting obligations for any of the foregoing; and the products and proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the
      Collateral, and any and all Accounts, General Intangibles, Negotiable
      Collateral, Inventory, equipment, money, deposit accounts, investment property, equipment, fixtures or other tangible and intangible property of
      Borrower resulting from the sale or other disposition of the Collateral and the proceeds thereof and any supporting obligations or security therefor and any right to payment thereunder, and including, without limitation, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by
      Borrower. Notwithstanding anything to the contrary contained herein,
      Collateral shall not include any waste or other materials which have been or may be designated as toxic or hazardous by Bank.

            1.10  "Credit" shall mean all Indebtedness, except that Indebtedness arising pursuant to any other separate contract, instrument, note or other separate agreement which, by its terms, provides for a specified interest rate and term.

                                        LOAN AND SECURITY AGREEMENT
                                        (ACCOUNTS AND INVENTORY)

            1.11  "Credit Limit" shall mean Two Million and no/100 Dollars
      Dollars ($2,000,000.00).

            1.12  "Current Assets" shall mean, in respect of a Person and as of any applicable date of determination, all current assets of such Person determined in accordance with GAAP.

            1.13  "Current Liabilities" shall mean, in respect of a Person and as of any applicable date of determination, all liabilities of such Person that should be classified as current in accordance with GAAP.

            1.14  "Current Maturities of Long Term Indebtedness" shall mean, in respect of a Person and as of any applicable date of determination thereof, that portion of Long Term Indebtedness that should be classified as current in accordance with GAAP.

            1.15  "Current Ratio" shall mean, in respect of a Person and as of any applicable date of determination, Current Assets divided by Current
      Liabilities.

            1.16  "Daily Balance" shall mean the amount determined by taking the amount of the Credit owed at the beginning of a given day, adding any new
      Credit advanced or incurred on such date, and subtracting any payments or collections which are deemed to be paid and are applied by Bank in reduction of the Credit on that date under the provisions of this
      Agreement.

            1.17  "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP. In the case of Borrower, the term
      "Debt" shall include, without limitation, the Indebtedness.

            1.18  "Eligible Accounts" shall mean and includes those Accounts of
      Borrower which are due and payable within thirty (30) days, or less, from the date of Invoice, have been validly assigned to Bank and strictly comply with all of Borrower's warranties and representations to Bank; but
      Eligible Accounts shall not include the following: (a) Accounts with respect to which the account debtor is an officer, employee, partner, joint venturer or agent of Borrower; (b) Accounts with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; (c)
      Accounts with respect to which the account debtor is not a resident of the
      United States; (d) Accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the
      United States; (e) Accounts with respect to which the account debtor is any State of the United States or any city, county, town, municipality or division thereof; (f) Accounts with respect to which the account debtor is a subsidiary of, related to, affiliated or has common shareholders, officers or directors with Borrower; (g) Accounts with respect to which
      Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (h) Accounts not paid by an account debtor within ninety one (91) days from the date of the invoice; (I) Accounts with respect to which account debtors dispute liability or make any claim, or have any defense, crossclaim, counterclaim, or offset; (j) Accounts with respect to which any Insolvency
      Proceeding is filed by or against the account debtor, or if an account debtor becomes insolvent, fails or goes out of business; (k) Accounts owed by any single account debtor which exceed twenty percent (20%) of all of the Eligible Accounts; and (I) Accounts with a particular account debtor on which over twenty-five percent (25%) of the aggregate amount owing is greater than ninety (90) days from the data of the invoice.

            1.19  "Event of Default" shall mean one or more of those events described in Section 7 contained herein below.

            1.20  "GAAP" shall mean, as of any applicable period, generally accepted accounting principles in effect during such period.

            1.21  "General Intangibles" shall mean and includes all of
      Borrower's present and future general intangibles and other personal property (including without limitation all payment intangibles, electronic chattel paper, contract rights, rights arising under common law, statutes, or regulations choses or things in action, goodwill, patents, trade names, trademarks servicemarks, copyrights, blueprints, drawings, plans, diagrams, schematics, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment (including without limitation, rights to payment evidenced by chattel paper, documents or instruments) and other rights under any royalty or licensing agreements, infringement claims, software (including without limitation any computer program that is embedded in goods that consist solely of the medium in which the program is embedded), information contained on computer disks or tapes, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims), other than goods. Accounts,
      Inventory, Negotiable Collateral, and Borrowers Books.

            1.22  "Indebtedness" shall mean and includes any and all loans, advances, Letter of Credit Obligations, overdrafts, debts, liabilities
      (including, without limitation, any and all amounts charged to Borrower's loan account pursuant to any agreement authorizing Bank to charge
      Borrower's loan account), obligations, lease payments, guaranties, covenants and duties owing by Borrower to Bank of any kind and description whether advanced pursuant to or evidenced by this Agreement; by any note or other Instrument; or by any other agreement between Bank and Borrower and whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due now existing or hereafter arising, including, without limitation, any interest, fees, expenses, costs and other amounts owed to Bank that but for the provisions of the
      United States Bankruptcy Code would have accrued after the commencement of any Insolvency Proceeding, and including, without limitation, any debt, liability, or obligations owing from Borrower to others which Bank may have obtained by assignment, participation, purchase or otherwise, and further including, without limitation, all interest not paid when due and all Bank Expenses which Borrower is required to pay or reimburse by this
      Agreement, by law, or otherwise.

            1.23  "Insolvency Proceeding" shall mean and includes any proceeding or case commenced by or against Borrower, or any guarantor of Borrower's
      Indebtedness, or any of Borrower's account debtors, under any provisions of the United States Bankruptcy Code, as amended, or any other bankruptcy or insolvency law, including, but not limited to assignments for the benefit of creditors, formal or informal moratoriums, composition or extensions with some or all creditors, any proceeding seeking a reorganization, arrangement or any other relief under the United States
      Bankruptcy Code, as amended, or any other bankruptcy or insolvency law.

            1.24  "Inventory" shall mean and includes all present and future inventory in which Borrower has any interest, including, but not limited to, goods held by Borrower for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods (including without limitation any computer program embedded in any of the foregoing goods and any supporting information provided in connection therewith that (i) is associated with the goods in such a manner that the program customarily is considered part of the goods or that (ii) by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods), together with any advertising materials and packing and shipping materials, wherever located and any documents of title representing any of the above, and any equipment, fixtures or other property used in the storing, moving, preserving, identifying, accounting for and shipping or preparing for the shipping of inventory, and any and all other items hereafter acquired by Borrower by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and the resulting product or mass, and any documents of title respecting any of the above.

                                       2.

                                        LOAN AND SECURITY AGREEMENT
                                        (ACCOUNTS AND INVENTORY)

            1.25  "Letter of Credit Obligations" shall mean, as of any applicable date of determination, the sum of the undrawn amount of any letter(s) of credit issued by Bank upon the application of and/or for the account of Borrower, plus any unpaid reimbursement obligations owing by
      Borrower to Bank in respect of any such letter(s) of credit.

            1.26  "Long Term Indebtedness" shall mean, in respect of a Person and as of any applicable date of determination thereof, all Debt which should be classified as "funded indebtedness" or "long term indebtedness"
      on a balance sheet of such Person as of such date in accordance with GAAP.

            1.27  "Net Income" shall mean the net income (or loss) of a person for any period of determination, determined in accordance with GAAP but excluding in any event:

                  a.    any gains or losses on the sale or other disposition,
            not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and

                  b.    in the case of Borrower, net earnings of any Person in
            which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions.

            1.28  "Negotiable Collateral" shall mean and include all of
      Borrower's present and future letters of credit, advises of credit, letter-of-credit rights, certificates of deposit, notes, drafts, money, documents (including without limitation all negotiable documents), instruments (including without limitation all promissory notes), tangible chattel paper or any other similar property.

            1.29  "Judicial Officer or Assignee" shall mean and includes any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of trustee, receiver, controller, custodian or assignee for the benefit of creditors.

            1.30  "Person" or "person" shall mean and includes any individual, corporation, partnership, Joint venture, firm, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency or other entity.

            1.31  "Quick Assets" shall mean, as of any applicable date of determination, unrestricted cash, certificates of deposit or marketable securities and net accounts receivable arising from the sale of goods and services, and United States government securities and/or claims against the United States government of Borrower and its subsidiaries.

            1.32  "Quick Ratio" shall mean, as of an applicable date of determination, Quick Assets divided by Current Liabilities, excluding
      Subordinated Debt.

            1.33  "Subordinated Debt" shall mean indebtedness of the Borrower to any Person which has been subordinated to the Indebtedness pursuant to a
      Subordination Agreement in form and content satisfactory to Bank.

            1.34  "Subordination Agreement" shall mean any subordination agreement, which is in form and substance satisfactory to Bank, and which makes any or all present and future Indebtedness of Borrower to any Person subordinate to the Indebtedness.

            1.35  "Tangible Effective Net Worth" shall mean, with respect to any
      Person and as of any applicable date of determination, Tangible Net Worth plus Subordinated Debt.

            1.36  "Tangible Net Worth" shall mean, with respect to any Person and as of any applicable date of determination, the excess of:

                  a.    the net book value of all assets of such Person
            (excluding affiliate receivables, patents, patent rights,
            trademarks, trade names, franchises, copyrights, licenses, goodwill, and all other intangible assets of such Person) after all
            appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), less

                  b.    all Debt of such Person at such time.

            1.37  "Working Capital" shall mean, as of any applicable date of determination, Current Assets less Current Liabilities.

Any and all terms used in the foregoing definitions and elsewhere in this
Agreement shall be construed and defined in accordance with the meaning and definition of such terms under and pursuant to the California Uniform Commercial
Code (hereinafter referred to as the "Uniform Commercial Code") as amended, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform
Commercial Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on the date of this
Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this
Agreement.

2.    LOAN AND TERMS OF PAYMENT.

      For value received, Borrower promises to pay to the order of Bank such amount, as provided for below, together with interest, as provided for below.

            2.1   Upon the request of Borrower, made at any time and from time to time during the term hereof, and so long as no Event of Default has occurred, Bank shall lend to Borrower an amount equal to the Borrowing
      Base; provided, however, that the Daily Balance shall not exceed the lesser of either the Credit Limit or the Borrowing Base, minus all Letter of Credit Obligations. If at any time for any reason, the amount of
      Indebtedness owed by Borrower to Bank pursuant to this Section 2.1 and
      Section 2.3 of this Agreement is greater than the aggregate amount available to be drawn under this Section 2.1, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

            2.2   Except as hereinbelow provided, the Credit shall bear
      interest, on the Daily Balance owing, at a fluctuating rate of interest equal to the Base Rate plus one half percent (0.500%) percentage points per annum.

      All Interest chargeable under this Agreement that is based upon a per annum calculation shall be computed on the basis of a three hundred sixty
      (360) day year for actual days elapsed. The Base Rate as of the date of this Agreement is eight and one quarter percent (8.250%) per annum. In the event that the Base Rate announced is, from time to time hereafter, changed, adjustment in the Base Rate shall be made and based on the Base
      Rate in effect on the date of such change. The Base Rate, as adjusted, shall apply to the Credit until the Bass Rate is adjusted again.

                                       3.

                                        LOAN AND SECURITY AGREEMENT
                                        (ACCOUNTS AND INVENTORY)

      All interest payable by Borrower under the Credit shall be due and payable on the first day of each calendar month during the term of this Agreement.
      A late payment charge equal to five percent (5%) of each late payment may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Event of Default under this Agreement. Upon the occurrence of an Event of Default hereunder, and without constituting a waiver of any such Event of Default, then during the continuation thereof, at Bank's option, the Credit shall bear interest, on the Daily Balance owing, at a rate equal to three percent (3%) per year in excess of the rate applicable immediately prior to the occurrence of the Event of
      Default, and such rate of interest shall fluctuate thereafter from time to time at the same time and in the same amount as any fluctuation in the date of interest applicable immediately prior to any such occurrence.

            2.3   Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of
      Borrower during the term of this Agreement in the aggregate outstanding face amount not to exceed (i) the lesser of the Credit Limit or the
      Borrowing Base, minus (ii) the then outstanding Daily Balance, provided that the Letter of Credit Obligations shall not in any case exceed Two
      Hundred Fifty Thousand and no/100 Dollars $250,000.00). All letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Letter of Credit Application and Agreement.

      The obligation of Borrower to immediately reimburse Bank for drawings made under letters of credit shall be absolute, unconditional and irrevocable in accordance with the terms of this Agreement and the Letter of Credit
      Application and Agreement with respect to each such letter of credit.
      Borrower shall indemnify, defend, protect and hold Bank harmless from any loss, cost, expense, or liability, including, without limitation, reasonable attorney's fees incurred by Bank, whether in-house or outside counsel is used, arising out of or in connection with any letters of credit.

3.    TERM.

            3.1   This Agreement shall remain in full force and effect until:

      [ ]   Terminated by notice, by either party. Notice of such termination shall be effectuated by mailing of a registered or certified letter not less than thirty (30) days prior to the effective date of such termination, addressed to the other party at the address set forth herein and the termination shall be effective as of the date so fixed in such notice.

      [x]   January 1, 2008. unless earlier terminated by notice by Borrower.
      Notice of such termination by Borrower shall be effectuated by mailing of a registered or certified letter not less than thirty (30) days prior to the effective date of such termination, addressed to Bank at the address set forth herein and the termination shall be effective as of the date so fixed in such notice.

      Notwithstanding the foregoing, should Borrower be in default of one or more of the provisions of this Agreement, Bank may terminate this
      Agreement at any time without notice. Notwithstanding the foregoing, should either Bank or Borrower become insolvent or unable to meet its debts as they mature, or fail, suspend, or go out of business, the other party shall have the right to terminate this Agreement at any time without notice. On the date of termination all Indebtedness shall become immediately due and payable without notice or demand; no notice of termination by Borrower shall be effective until Borrower shall have paid all Indebtedness to Bank in full. Notwithstanding termination, until all
      Indebtedness has been fully satisfied, Bank shall retain its security interest in all existing Collateral and Collateral arising thereafter, and
      Borrower shall continue to perform all of its obligations.

            3.2   After termination and when Bank has received payment in full of Borrower's Indebtedness to Bank, Bank shall reassign to Borrower all
      Collateral held by Bank, and shall execute a termination of all security agreements and security interests given by Borrower to Bank.

4.    CREATION OF SECURITY INTEREST.

            4.1   Borrower hereby grants to Bank a continuing security Interest in all presently existing and hereafter arising Collateral in order to secure prompt repayment of any and all Indebtedness owed by Borrower to
      Bank and in order to secure prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and otherwise created. Bank's security interest in the Collateral shall attach to all
      Collateral without further act on the part of Bank or Borrower. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Bank, shall (a) endorse or assign such Negotiable Collateral to Bank, (b)
      deliver actual physical possession of such Negotiable Collateral to Bank, and (c) mark conspicuously all of its records pertaining to such
      Negotiable Collateral with a legend, in form and substance satisfactory to
      Bank (and in the case of Negotiable Collateral consisting of tangible chattel paper, immediately mark all such tangible chattel paper with a conspicuous legend in form and substance satisfactory to Bank), indicating that the Negotiable Collateral is subject to the security interest granted to Bank hereunder.

            4.2   Bank's security Interest in the Accounts shall attach to all
      Accounts without further act on the part of Bank or Borrower. Upon request from Bank, Borrower shall provide Bank with schedules describing all
      Accounts created or acquired by Borrower (including without limitation agings listing the names and addresses of, and amounts owing by date by account debtors), and shall execute and deliver written assignments of all
      Accounts to Bank all in a form acceptable to Bank; provided, however.
      Borrower's failure to execute and deliver such schedules and/or assignments shall not affect or limit Bank's security interest and other rights in and to the Accounts. Together with each schedule, Borrower shall furnish Bank with copies of Borrower's customers' invoices or the equivalent, and original shipping or delivery receipts for all merchandise sold, and Borrower warrants the genuineness thereof. Upon the occurrence of an Event of Default, Bank or Bank's designee may notify customers or account debtors of Bank's security interest in the Collateral and direct such customers or account debtors to make payments directly to Bank, but unless and until Bank does so or gives Borrower other written instructions, Borrower shall collect all Accounts for Bank, receive in trust all payments thereon as Bank's trustee, and, if so requested to do so from Bank, Borrower shall immediately deliver said payments to Bank in their original form as received from the account debtor and all letters of credit, advices of credit, instruments, documents, chattel paper or any similar property evidencing or constituting Collateral. Notwithstanding anything to the contrary contained herein, if sales of inventory are made for cash, Borrower shall immediately deliver to Bank, in identical form, all such cash, checks, or other forms of payment which Borrower receives.
      The receipt of any check or other item of payment by Bank shall not be considered a payment on account until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Bank two (2) calendar days after the date Bank actually receives such check or other item of payment.

            4.3   Bank's security interest in Inventor/ shall attach to all
      Inventory without further act on the part of Bank or Borrower. Borrower will at Borrower's expense pledge, assemble and deliver such inventory to
      Bank or to a third party as Bank's bailee; or hold the same in trust for
      Bank's account or store the same in a warehouse in Bank's name: or deliver to Bank documents of title representing said Inventory; or evidence of
      Bank's security interest in some other manner acceptable to Bank. Until a default by Borrower under this Agreement or any other Agreement between
      Borrower and Bank, Borrower may, subject to the provisions hereof and consistent herewith, sell the Inventory, but only in the ordinary course of Borrower's business. A sale of Inventory in Borrower's ordinary course of business does not include an exchange or a transfer in partial or total satisfaction of a debt owing by Borrower.

                                       4.

                                        LOAN AND SECURITY AGREEMENT
                                        (ACCOUNTS AND INVENTORY)

            4.4   Concurrently with Borrower's execution of this Agreement, and at any time or times hereafter at the request of Bank, Borrower shall (a)
      execute and deliver to Bank security agreements, mortgages, assignments, certificates of title, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement, (b)
      cooperate with Bank in obtaining a control agreement in form and substance satisfactory to Bank with respect to all deposit accounts, electronic chattel paper, investment property, and letter-of-credit rights, and (c)
      in the event that any Collateral is in the possession of a third party,
      Borrower shall join with Bank in notifying such third party of Bank's security interest and obtaining an acknowledgment from such third party that it is holding such Collateral for the benefit of Bank. By authenticating or becoming bound by this Agreement, Borrower authorizes the filing of initial financing statement(s), and any amendment(s)
      covering the Collateral to perfect and maintain perfected Bank's security interest in the Collateral. Upon the occurrence of an Event of Default,
      Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's true and lawful attorney-in-fact with power to sign the name of Borrower on any security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, notice of other similar documents which must be executed and/or filed in order to perfect or continue perfected
      Bank's security interest in the Collateral, and to take such actions in its own name or in Borrower's name as Bank, in its sole discretion, deems necessary or appropriate to establish exclusive possession or control (as defined in the Uniform Commercial Code) over any Collateral of such nature that perfection of Bank's security Interest may be accomplished by possession or control.

            4.5   Borrower shall make appropriate entries in Borrower's Books disclosing Bank's security interest in the Accounts. Bank (through any of its officers, employees or agents) shall have the right at any time or times hereafter, provided that reasonable notice is provided, during
      Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter, relating to, said Collateral and Borrower's financial condition.

            4.6   Effective only upon the occurrence of an Event of Default,
      Borrower appoints Bank or any other person whom Bank may designate as
      Borrower's attorney-in-fact, with power: to endorse Borrower's name on any checks, notes, acceptances, money order, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrower's name on any invoice or bill of lading relating to any Accounts, on drafts against account debtors, on schedules and assignments of Accounts, on verifications of Accounts and on notices to account debtors; to establish a lock box arrangement and/or to notify the post office authorities to change the address for delivery of Borrower's mail addressed to Borrower to an address designated by Bank, to receive and open all mail addressed to Borrower and to retain all mail relating to the Collateral and forward all other mail to Borrower; to send, whether in writing or by telephone, requests for verification of Accounts; and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney-in-fact. Neither Bank nor its attorney-in-fact will be liable for any acts or omissions or for any error of judgement or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any Accounts in which Bank has a security interest remain unpaid and until the Indebtedness has been fully satisfied.

            4.7   In order to protect or perfect any security interest which
      Bank is granted hereunder. Bank may, in its sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, warehousemen, or any personnel to protect the Collateral, pay any service bureau, or, obtain any records, and all costs for the same shall be added to the Indebtedness and shall be payable on demand.

            4.8   Borrower agrees that Bank may provide information relating to this Agreement or relating to Borrower to Bank's parent, affiliates, subsidiaries and service providers.

5.    CONDITIONS PRECEDENT.

            5.1   As conditions precedent to the making of the loans and the extension of the financial accommodations hereunder, Borrower shall execute, or cause to be executed, and deliver to Bank, in form and substance satisfactory to Bank and its counsel, the following:

                  a.    This Agreement and other documents, instruments and
            agreements required by Bank;

                  b.    If Borrower is a corporation, limited liability company,
            limited partnership or other such entity, certified copies of all actions taken by Borrower, any grantor of a security Interest to
            Bank to secure the Indebtedness, and any guarantor of the
            Indebtedness, authorizing the execution, delivery and performance of this Agreement and any other documents, instruments or agreements entered into in connection herewith, and authorizing specific officers to execute and deliver any such documents, instruments and agreements;

                  c.    If Borrower is a corporation, limited liability company,
            limited partnership or other such entity, then a certificate of good standing showing that Borrower is in good standing under the laws of the state of its Incorporation or formation and certificates indicating that Borrower is qualified to transact business and is in good standing in any other state in which it conducts business;

                  d.    If Borrower is a partnership, then a copy of Borrower's
            partnership agreement certified by each general partner of Borrower;

                  e.    UCC searches and financing statements, tax lien and
            litigation searches, fictitious business statement filings, insurance certificates, notices or other similar documents which
            Bank may require and in such form as Bank may require, in order to reflect, perfect or protect Bank's first priority security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement;

                  f.    Evidence that Borrower has obtained Insurance and
            acceptable endorsements;

                  g.    Such control agreements from each Person as Bank may
            require;

                  h.    Duly executed certificates of title with respect to that
            portion of the Collateral that is subject to certificates of title;

                  i.    Such collateral access agreements from each lessor,
            warehouseman, bailee, and other Person as Bank may require, duly executed by each such Person; and

                  j.    Warranties and representations of officers.

6.    WARRANTIES. REPRESENTATIONS AND COVENANTS.

                                       5.

                                        LOAN AND SECURITY AGREEMENT
                                        (ACCOUNTS AND INVENTORY)

            6.1   If so requested by Bank, Borrower shall, at such intervals designated by Bank, during the term hereof execute and deliver a Report of
      Accounts Receivable or similar report, in form customarily used by Bank.
      The aggregate amount of the Borrowing Base at all times during the effectiveness of this Agreement shall not be less than the advances made hereunder. Bank shall have the right to recompute the Borrowing Base in conformity with this Agreement.

            6.2   If any warranty is breached as to any Account, or any Account is not paid in full by an account debtor within ninety (90) days from the date of invoice, or an account debtor disputes liability or makes any claim with respect thereto, or a petition in bankruptcy or other application for relief under the Bankruptcy Code or any other insolvency law is filed by or against an account debtor, or an account debtor makes an assignment for the benefit of creditors, becomes insolvent, fails or goes out of business, then Bank may deem ineligible any and all Accounts owing by that account debtor, and reduce the Borrowing Base by the amount thereof. Bank shall retain its security interest in all Accounts, whether eligible or ineligible, until all Indebtedness has been fully paid and satisfied. Returns and allowances, if any, as between Borrower and its customers, will be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at this time. Any merchandise which is returned by an account debtor or otherwise recovered shall be set aside, marked with Bank's name, and Bank shall retain a security interest therein. Borrower shall promptly notify Bank of all disputes and claims and settle or adjust them on terms approved by Bank.
      After default by Borrower hereunder, no discount, credit or allowance shall be granted to any account debtor by Borrower and no return of merchandise shall be accepted by Borrower without Bank's consent. Bank may, after default by Borrower, settle or adjust disputes and claims directly with account debtors for amounts and upon terms which Bank considers advisable, and in such cases Bank will credit Borrower's loan account with only the net amounts received by Bank in payment of the
      Accounts, after deducting all Bank Expenses in connection therewith.

            6.3   Borrower warrants, represents, covenants and agrees that:

                  a.    Borrower has good and marketable title to the
            Collateral. Bank has and shall continue to have a first priority perfected security interest in and to the Collateral. The Collateral shall at all times remain free and clear of all liens, encumbrances and security interests (except those in favor of Bank);

                  b.    All Accounts are and will, at all times pertinent
            hereto, be bona fide existing obligations created by the sale and delivery of merchandise or the rendition of services to account debtors in the ordinary course of business, free of liens, claims, encumbrances and security interests (except as held by Bank and except as may be consented to, in writing, by Bank) and are unconditionally owed to Borrower without defenses, disputes, offsets counterclaims, rights of return or cancellation, and Borrower shall have received no notice of actual or imminent bankruptcy or insolvency of any account debtor at the time an Account due from such account debtor is assigned to Bank; and

                  c.    At the time each Account is assigned to Bank, all
            property giving rise to such Account shall have been delivered to the account debtor or to the agent for the account debtor for immediate shipment to, and unconditional acceptance by, the account debtor. Borrower shall deliver to Bank, as Bank may from time to time require, delivery receipts, customer's purchase orders, shipping instructions, bills of lading and any other evidence of shipping arrangements. Absent such a request by Bank, copies of all such documentation shall be held by Borrower as custodian for Bank.

            6.4   At the time each eligible Account is assigned to Bank, all such Eligible Accounts will be due and payable on terms set forth in
      Section 1.18, or on such other terms approved in writing by Bank in advance of the creation of such Accounts and which are expressly set forth on the face of all invoices, copies of which shall be held by Borrower as custodian for Bank, and no such Eligible Account will then be past due.

            6.5   Borrower shall keep the Inventory only at the following
      locations: n/a and the owner or mortgagees of the respective locations are: n/a.

                  a.    Borrower, immediately upon demand by Bank therefor,
            shall now and from time to time hereafter, at such intervals as are reasonably requested by Bank, deliver to Bank, designations of
            Inventory specifying Borrower's cost of Inventory, the wholesale market value thereof and such other matters and information relating to the Inventory as Bank may request;

                  b.    Borrower's Inventory, valued at the lower of Borrower's
            cost or the wholesale market value thereof, at all times pertinent hereto shall not be less than n/a Dollars ($ n/a ) of which no less than n/a Dollars ($ n/a ) shall be in raw materials and finished goods;

                  c.    All of the Inventory is and shall remain free from all
            purchase money or other security interests, liens or encumbrances, except as held by Bank;

                  d.    Borrower does now keep and hereafter at all times shall
            keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, its cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto, all of which records shall be available upon demand to any of Bank's officers, agents and employees for inspection and copying;

                  e.    All Inventory, now and hereafter at all times, shall be
            new Inventory of good and merchantable quality free from material defects;

                  f.    Inventory is not now and shall not at any time or times
            hereafter be located or stored with a bailee, warehouseman or other third party without Bank's prior written consent, and, in such event, Borrower will concurrently therewith cause any such bailee, warehouseman or other third party to issue and deliver to Bank, warehouse receipts in Bank's name evidencing the storage of
            Inventory and/or an acknowledgment by such bailee of Bank's prior rights in the Inventory, in each case in form and substance acceptable to Bank. In any event, Borrower shall instruct any third party to hold all such Inventory for Bank's account subject to
            Bank's security interests and its instructions; and

                  g.    Bank shall have the right upon demand now and/or at all
            times hereafter, during Borrower's usual business hours, after reasonable notice, to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition and
            Borrower agrees to reimburse Bank for Bank's reasonable costs and expenses in so doing.

            6.6   Borrower represents, warrants and covenants with Bank that
      Borrower will not, without Bank's prior written consent:

                  a.    Grant a security interest in or permit a lien, claim or
            encumbrance upon any of the Collateral to any person, association, firm, corporation, entity or governmental agency or instrumentality;

                  b.    Permit any levy, attachment or restraint to be made
            affecting any of Borrower's assets;

                  c.    Permit any Judicial Officer or Assignee to be appointed
            or to take possession of any or all of Borrower's assets;

                                       6.

                                        LOAN AND SECURITY AGREEMENT
                                        (ACCOUNTS AND INVENTORY)

                  d.    Sell, lease, or otherwise dispose of, move, or transfer,
            whether by sale or otherwise, any of Borrower's properties or assets, other than sales of Inventory in the ordinary course of
            Borrower's business;

                  e.    Change its name, the location of its sole place of
            business, chief executive office or residence, business structure, corporate identity or structure, form of organization or the state in which it has been formed or organized; add any new fictitious names, dissolve, liquidate, merge or consolidate with or into any other corporation, entity, or other business organization, or permit another corporation, entity or other business organization to merge into it;

                  f.    Move or relocate any Collateral;

                  g.    Acquire any other business organization;

                  h.    Enter into any transaction not in the usual course of
            Borrower's business;

                  i.    Make any change in Borrower's financial structure or in
            any of its business objectives, purposes or operations which would materially adversely affect the ability of Borrower to repay
            Borrower's Indebtedness;

                  j.    Incur any debts outside the ordinary course of
            Borrower's business except renewals or extensions of existing debts and interest thereon;

                  k.    Make loans, advances or extensions of credit to any
            Person, except in the ordinary course of business;

                  l.    Guarantee or otherwise, directly or indirectly, in any
            way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other
            Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by Borrower in the ordinary course of business for deposit or collection;

                  m.    Make any payment on account of any Subordinated Debt
            except for regularly scheduled payments of interest and principal in accordance with the provisions of any Subordination Agreement executed by Bank and the subordinated debt holder, or amend any provision contained in any documentation relating to any such
            Subordinated Debt without Bank's prior written consent;

                  n.    (i) Acquire all or substantially all the properties or
            assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock, or (ii) enter into any sale-leaseback transaction;

                  o.    Purchase or hold beneficially any stock or other
            securities of, or make any investment or acquire any securities or other interest whatsoever in, any other Person, except for the common stock of the Subsidiaries owned by Borrower on the date of this Agreement and except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of One Hundred
            Million Dollars ($100,000,000.00) and the securities or other direct obligations of the United States Government maturing within one year from the date of acquisition thereof;

                  p.    Allow any fact, condition or event to occur or exist
            with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan; and

                  q.    Borrower shall not, without Bank's prior written
            consent, acquire or expend for, or commit itself to acquire or expend for, fixed assets by lease, purchase or otherwise, except in the ordinary course of Borrower's business.

            6.7   Borrower shall permit representatives of Bank to conduct
      audits of Borrower's Books relating to the Accounts and other Collateral and make extracts therefrom, with results satisfactory to Bank, provided that Bank shall use its best efforts to not interfere with the conduct of
      Borrower's business, and to the extent possible to arrange for verification of the Accounts directly with the account debtors obligated thereon or otherwise, all under reasonable procedures acceptable to Bank and at Borrower's sole expense; provided, however, that, prior to an Event of Default, Borrower shall not be responsible for more than one (1) such audit in each calendar year. Notwithstanding any of the provisions contained in Section 2.1 of this Agreement or otherwise, Borrower hereby acknowledges and agrees that upon completion of any such audit Bank shall have the right to adjust the Borrowing Base percentage or the definition of Eligible Accounts and Eligible Inventory, in its sole and reasonable discretion, based on its review of the results of such audit.

            6.8   Borrower represents, warrants, covenants and agrees that:

                  a.    Borrower's true and correct legal name is that set forth
            on the signature page to this Agreement Except as disclosed in writing to Bank on or before the date of this Agreement, Borrower has not done business under any name other than that set forth on the signature page to this Agreement;

                  b.    If Borrower is an individual, the location (as
            determined pursuant to the Uniform Commercial Code) of Borrower's principal residence is that set forth following Borrower's name on the signature page to this Agreement;

                  c.    If Borrower is a registered organization that is
            organized under the laws of any one of the states comprising the
            United States (e.g. corporation, limited partnership, registered limited liability partnership or limited liability company), and is located (as determined pursuant to the Uniform Commercial Code) in the state under the laws of which it was organized, Borrower's form of organization and the state in which It has been organized are those set forth immediately following Borrower's name on the signature page to this Agreement;

                  d.    If Borrower is a registered organization organized under
            the laws of the United States, and Borrower is located in the state that United States law designates as its location or, if United
            States law authorizes Borrower to designate the state for its location, the state designated by Borrower, or if neither of the foregoing are applicable, at the District of Columbia (in each case as determined in accordance with the Uniform Commercial Code),
            Borrower's form of organization and the state or district in which it is located are those set forth immediately following Borrower's name on the signature page to this Agreement;

                  e.    If Borrower is a domestic organization that is not a
            registered organization under the laws of the United States or any state thereof (e.g. general partnership, joint venture, trust, estate or association), and Borrower is located (as determined pursuant to the Uniform Commercial Code) at its sole place of business or, if it has more than one place of

                                       7.

                                        LOAN AND SECURITY AGREEMENT
                                        (ACCOUNTS AND INVENTORY)

            business, at its chief executive office, Borrower's form of organization and the address of that location are those set forth on the signature page to this Agreement; and

                  f.    If Borrower is a foreign individual or foreign
            organization or a branch or agency of a bank that is not organized under the laws of the United States or a state thereof, Borrower is located (as determined pursuant to the Uniform Commercial Code) at the address set forth following Borrower's name on the signature page to this Agreement.

            6.9   If Borrower is a corporation, Borrower represents, warrants and covenants as follows:

                  a.    Borrower will not make any distribution or declare or
            pay any dividend (in stock or in cash) to any shareholder or on any of its capital stock, of any class, whether now or hereafter outstanding, or purchase, acquire, repurchase, or redeem or retire any such capital stock; provided, however, so long as no Event of
            Default has or is continuing hereunder, to the extent that and so long as Borrower is an entity that is not directly subject to
            Federal income taxation and with respect to which any earnings are attributable ratably to each Person with an ownership Interest in
            Borrower, Borrower may make distributions to each such Person in an amount necessary to pay each such Person's income tax resulting from such ownership Interest in Borrower, provided, further, that, promptly upon request of Bank, Borrower shall cause each such Person to provide Bank with copies of its tax return to substantiate any such distribution;

                  b.    Borrower is and shall at all times hereafter be a
            corporation duly organized and existing in good standing under the laws of the state of its incorporation and qualified and licensed to do business in California or any other state in which it conducts its business;

                  c.    Borrower has the right and power and is duly authorized
            to enter into this Agreement; and

                  d.    The execution by Borrower of this Agreement shall not
            constitute a breach of any provision contained in Borrower's articles of incorporation or by-laws.

            6.10  The execution of and performance by Borrower of all of the terms and provisions contained in this Agreement shall not result in a breach of or constitute an event of default under any agreement to which
      Borrower is now or hereafter becomes a party.

            6.11  Borrower shall promptly notify Bank in writing of its acquisition by purchase, lease or otherwise of any after acquired property of the type included in the Collateral, with the exception of purchases of
      Inventory in the ordinary course of business.

            6.12  All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against,
      Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A.
      payments and withholding taxes required of it by applicable laws, and will upon request furnish Bank with proof satisfactory to it that Borrower has made such payments or deposit. If Borrower fails to pay any such assessment, tax, contribution, or make such deposit, or furnish the required proof, Bank may, in its sole and absolute discretion and without notice to Borrower, (i) make payment of the same or any part thereof, or
      (ii) set up such reserves in Borrower's loan account as Bank deems necessary to satisfy the liability therefor, or both. Bank may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency. Each amount so paid or deposited by Bank shall constitute a Bank Expanse and an additional advance to Borrower.

            6.13  There are no actions or proceedings pending by or against
      Borrower or any guarantor of Borrower before any court or administrative agency and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower, except as heretofore specifically disclosed in writing to Bank. If any of the foregoing arise during the term of the Agreement, Borrower shall immediately notify Bank in writing.

            6.14  Insurance.

                  a.    Borrower, at its expense, shall keep and maintain its
            assets insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses for the full insurable value thereof. Borrower shall also keep and maintain business interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of the Collateral and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and property damage)
            shall contain an endorsement in a form satisfactory to Bank showing
            Bank as a loss payee thereof, with a waiver of warranties
            satisfactory to BANK, and all proceeds payable thereunder shall be payable to Bank and, upon receipt by Bank, shall be applied on account of the Indebtedness owing to Bank. To secure the payment of the Indebtedness, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all Insurers under such policies of insurance to pay all proceeds thereof directly to Bank.

                  b.    Borrower hereby Irrevocably appoints Bank (and any of
            Bank's officers, employees or agents designated by Bank) as
            Borrower's attorney for the purpose of making, selling and adjusting claims under such policies of insurance, endorsing the name of
            Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Borrower will not cancel any of such policies without
            Bank's prior written consent, Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to
            Borrower as required above, or by independent instruments furnished to Bank, that it will give Bank at least ten (10) days written notice before any such policy or policies of insurance shall be altered or canceled, and that no act or default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of Insurance required above or to pay any premium in whole or in part relating thereto. Bank, without waiving or releasing any Indebtedness or any Event of Default, may, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, as well as reasonable attorneys' fees incurred by
            Bank, whether in- house or outside counsel is used, court costs, expenses and other charges relating thereto, shall constitute Bank
            Expenses and are payable on demand.

            6.15  All financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Bank are true and correct and have been prepared in accordance with GAAP consistently applied and there has been no material adverse change in the financial condition of Borrower since the submission of such financial information to Bank.

            6.16  Financial Reporting.

                                       8.

                                        LOAN AND SECURITY AGREEMENT
                                        (ACCOUNTS AND INVENTORY)

                  a.    Borrower at all times hereafter shall maintain a
            standard and modern system of accounting in accordance with GAAP consistently applied with ledger and account cards and/or computer tapes and computer disks, computer printouts and computer records pertaining to the Collateral which contain Information as may from time to time be requested by Bank, not modify or change its method of accounting or enter into, modify or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the
            preparation and/or storage of Borrower's accounting records without the written consent of Bank first obtained and without said accounting firm and/or service bureau agreeing to provide
            information regarding the Accounts and Inventory and Borrower's financial condition to Bank; permit Bank and any of its employees, officers or agents, upon demand, during Borrower's usual business hours, or the usual business hours of third persons having control thereof, to have access to and examine all of Borrower's Books relating to the Collateral, Borrower's Indebtedness to Bank,
            Borrower's financial condition and the results of Borrower's operations and in connection therewith, permit Bank or any of its agents, employees or officers to copy and make extracts therefrom.

                  b.    Borrower shall deliver to Bank within forty five (45)
            days after the end of each quarter, a company prepared balance sheet and profit and loss statement covering Borrower's operations and deliver to Bank within one hundred twenty (120) days after the end of each of Borrower's fiscal years a(n) CPA audited statement of the financial condition of Borrower for each such fiscal year, including but not limited to, a balance sheet and profit and loss statement and any other report requested by Bank relating to the Collateral and the financial condition of Borrower, and a certificate signed by an authorized employee of Borrower to the effect that all reports, statements, computer disk or tape files, computer printouts, computer runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Bank under this subparagraph are complete, correct and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Bank no condition or event which constitutes a breach or Event of Default under this Agreement.

                  c.    In addition to the financial statements requested above,
            within fifteen (15) days of the end of each month set forth in this clause (c) (other than with respect to those items which provide that they are due on a daily basis, which such items shall be due on a daily basis), Borrower agrees to provide Bank with the following schedules:

[GRAPHIC OMITTED]

      x     Accounts Receivable Agings        on a    monthly        basis;

      x     Accounts Payable Agings           on a    monthly        basis;

      n/a   Job Progress Reports              on a    n/a            basis;

      x     Borrowing Base Certificate        on a    monthly        basis;

      n/a   Compliance Certification          on a    n/a            basis; and

_______________________________________       on a _________________ basis.

            6.17  Borrower shall maintain the following financial ratios and covenants on a consolidated and non-consolidated basis, which shall be monitored on a quarterly basis, except as noted below:

                  a.    Working Capital in an amount not less than n/a

            ____________________________________________________________________

                  b.    Tangible Effective Net Worth in an amount not less than
            n/a
            ____________________________________________________________________

                  c.    a Current Ratio of not less than n/a

            ____________________________________________________________________

                  d.    a Quick Ratio of not less than n/a

            ____________________________________________________________________

                  e.    a Debt-to-Tangible Effective Net Worth of not more than
            4.00:1.00
            ____________________________________________________________________

                  f.    Cash Flow Coverage Ratio of not less than n/a

            ____________________________________________________________________

                  g.    Minimum Net Income of at least n/a

            ____________________________________________________________________

                  h.    Maximum loss Quarter 1, 2007 of ($250,000)
                        Maximum loss Quarter 2, 2007 of ($250,000)
                        Minimum profit Quarter 3, 2007 of $250,000
                        Minimum profit Quarter 4, 2007 of $250,000.

      All financial covenants shall be computed in accordance with GAAP consistently applied except as otherwise specifically set forth in this
      Agreement. All monies due from affiliates (including officers, directors and shareholders) shall be excluded from Borrower's assets for all purposes hereunder.

            6.18  Borrower shall promptly supply Bank (and cause any guarantor to supply Bank) with such other information (lncluding tax returns)
      concerning its financial affairs (or that of any guarantor) as Bank may request from time to time hereafter, and shall promptly notify Bank of any material adverse change in Borrower's financial condition and of any condition or event which constitutes a breach of or an event which constitutes an Event of Default under this Agreement.

            6.19  Borrower is now and shall be at all times hereafter solvent and able to pay its debts (including trade debts) as they mature.

            6.20  Borrower shall immediately and without demand reimburse Bank for all sums expended by Bank in connection with any action brought by
      Bank to correct any default or enforce any provision of this Agreement, including all Bank Expenses; Borrower authorizes and approves all advances and payments by Bank for items described in this Agreement as Bank
      Expenses.

                                       9.

                                        LOAN AND SECURITY AGREEMENT
                                        (ACCOUNTS AND INVENTORY)

            6.21  Each warranty, representation and agreement contained in this
      Agreement shall automatically be deemed repeated with each advance and shall conclusively be presumed to have been relied on by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Bank, either now or hereafter.

            6.22  Borrower shall keep all of its principal bank accounts with
      Bank and shall notify Bank immediately in writing of the existence of any other bank account, deposit account, or any other account into which money can be deposited.

            6.23  Borrower shall furnish to Bank: (a) as soon as possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any reportable event with respect to any deferred compensation plan has occurred, a statement of the chief financial officer of Borrower setting forth the details concerning such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension
      Benefit Guaranty Corporation, if a copy of such notice is available to
      Borrower; (b) promptly after the filing thereof with the United States
      Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report with respect to each deferred compensation plan; (c)
      promptly after receipt thereof, a copy of any notice Borrower may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue
      Service with respect to any deferred compensation plan; provided, however, this subparagraph shall not apply to notice of general application issued by the Pension Benefit Guaranty Corporation or the Internal Revenue
      Service; and (d) when the same is made available to participants in the deferred compensation plan, all notices and other forms of information from time to time disseminated to the participants by the administrator of the deferred compensation plan.

            6.24  Borrower is now and shall at all times hereafter remain in compliance with all federal, state and municipal laws, regulations and ordinances relating to the handling, treatment and disposal of toxic substances, wastes and hazardous material and shall maintain all necessary authorizations and permits.

            6.25  Borrower shall maintain insurance on the life of n/a in an amount not to be less than n/a Dollars ($____) under one or more policies issued by insurance companies satisfactory to Bank, which policies shall be assigned to Bank as security for the Indebtedness and on which Bank shall be named as sole beneficiary.

            6.26  Borrower shall limit direct and Indirect compensation paid to the following employees: n/a, _____________, _____________ to an aggregate of n/a Dollars ($ n/a ) per n/a.

7.    EVENTS OF DEFAULT.

      Any one or more of the following events shall constitute an Event of
      Default by Borrower under this Agreement:

                  a.    If Borrower fails or neglects to perform, keep or
            observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, or any other presentor future document, instrument or agreement between Borrower and Bank:

                  b.    If any representation, statement, report or certificate
            made or delivered by Borrower, or any of its officers, employees or agents to Bank is not true and correct;

                  c.    If Borrower fails to pay when due and payable or
            declared due and payable, all or any portion of Borrower's
            Indebtedness (whether of principal, interest, taxes, reimbursement of Bank Expenses, or otherwise);

                  d.    If there is a material impairment of the prospect of
            repayment of all or any portion of Borrower's Indebtedness or a material impairment of the value or priority of Bank's security interest in the Collateral;

                  e.    If all or any of Borrower's assets are attached, seized,
            subject to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee and the same are not released, discharged or bonded against within ten (10) days thereafter;

                  f.    If any Insolvency Proceeding is filed or commenced by or
            against Borrower, without being dismissed within ten (10) days thereafter;

                  g.    If any proceeding is filed or commenced by or against
            Borrower for its dissolution or liquidation;

                  h.    If Borrower is enjoined, restrained or in any way
            prevented by court order from continuing to conduct all or any material part of its business affairs;

                  i.    If a notice of lien, levy or assessment is filed of
            record with respect to any or all of Borrower's assets by the United
            States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other government agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether inchoate or otherwise, upon any or all of Borrower's assets and the same is not paid on the payment date thereof;

                  j.    If a judgment or other claim becomes a lien or
            encumbrance upon any or all of Borrower's assets and the same is not satisfied, dismissed or bonded against within ten (10) days thereafter;

                  k.    If Borrower's records are prepared and kept by an
            outside computer service bureau at the time this Agreement is entered into or during the term of this Agreement such an agreement with an outside service bureau is entered into, and at any time thereafter, without first obtaining the written consent of Bank,
            Borrower terminates, modifies, amends or changes its contractual relationship with said computer service bureau or said computer service bureau fails to provide Bank with any requested information or financial data pertaining to Bank's Collateral, Borrower's financial condition or the results of Borrower's operations;

                  l.    If Borrower permits a default in any material agreement
            to which Borrower is a party with third parties so as to result in an acceleration of the maturity of Borrower's indebtedness to others, whether under any indenture, agreement or otherwise;

                  m.    If Borrower makes any payment on account of indebtedness
            which has been subordinated to Borrower's Indebtedness to Bank except as otherwise permitted under the terms of this Agreement;

                  n.    If any misrepresentation exists now or thereafter in any
            warranty or representation made to Bank by any officer or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director;

                                       10.

                                        LOAN AND SECURITY AGREEMENT
                                        (ACCOUNTS AND INVENTORY)

                  o.    If any party subordinating its claims to that of Bank's
            or any guarantor of Borrower's Indebtedness dies, terminates its subordination or guaranty, violates the terms of the subordination or guaranty, becomes insolvent, or an Insolvency Proceeding is commenced by or against any such subordinating party or guarantor;

                  p.    If Borrower is an individual and Borrower dies;

                  q.    If Borrower is a corporation, trust, limited or general
            partnership or joint venture, or limited liability company, should there occur (i) a sale, conveyance, transfer, disposition or encumbrance, either voluntary or involuntary, or should an agreement be entered into to accomplish any thereof, with respect to (A) more than ten percent (10%) of the issued and outstanding capital stock of Borrower if a corporation or (B) the beneficial interest of
            Borrower if a trust or (C) any general partnership or joint venture interest if Borrower is a limited or general partnership or a joint venture or (D) any membership interest if Borrower is a limited liability company, or (ii) a change in any general partner or Joint venturer if Borrower is a limited or general partnership or a joint venture; or

                  r.    If any reportable event, which Bank determines
            constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such
            determination shall have been given to Borrower by Bank, or any such
            Plan shall be terminated within the meaning of Title IV of the
            Employment Retirement Income Security Act ("ERISA"), or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty
            Corporation shall Institute proceedings to terminate any plan and in case of any event described in this Section 7, the aggregate amount of Borrower's liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent
            (5%) of Borrower's Tangible Effective Net Worth.

            Notwithstanding anything contained in Section 7 to the contrary,
            Bank shall refrain from exercising its rights and remedies and Event of Default shall thereafter not be deemed to have occurred by reason of the occurrence of any of the events set forth in Sections 7.e,
            7.f or 7.j of this Agreement if, within ten (10) days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, if the event is the institution of
            Insolvency Proceedings against Borrower, Bank shall not be obligated to make advances to Borrower during such cure period.

8.    BANK'S RIGHTS AND REMEDIES.

            8.1   Upon the occurrence of an Event of Default by Borrower under this Agreement, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  a.    Declare Borrower's Indebtedness, whether evidenced by
            this Agreement, installment notes, demand notes or otherwise, immediately due and payable to Bank;

                  b.    Cease advancing money or extending credit to or for the
            benefit of Borrower under this Agreement, or any other agreement between Borrower and Bank;

                  c.    Terminate this Agreement as to any future liability or
            obligation of Bank, but without affecting Bank's rights and security interests in the Collateral, and the Indebtedness of Borrower to
            Bank;

                  d.    Without notice to or demand upon Borrower or any
            guarantor, make such payments and do such acts as Bank considers necessary or reasonable to protect Its security interest in the
            Collateral. Borrower agrees to assemble the Collateral if Bank so requires and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the
            Collateral is located, take and maintain possession of the
            Collateral and the premises (at no charge to Bank), or any part thereof, and to pay, purchase, contest or compromise any
            encumbrance, charge or lien which in the opinion of Bank appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

                  e.    Without limiting Bank's rights under any security
            Interest, Bank is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property or a similar nature as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall Inure to Bank's benefit and Bank shall have the right and power to enter into sublicense agreements with respect to all such rights with third parties on terms acceptable to Bank;

                  f.    Ship, reclaim, recover, store, finish, maintain, repair,
            prepare for sale, advertise for sales and sell (in the manner provided for herein) the inventory;

                  g.    Sell or dispose the Collateral at either a public or
            private sale, or both, by way of one or more contracts or
            transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable in the opinion of Bank. It is not necessary that the Collateral be present at any such sale. At any sale or other disposition of the
            Collateral pursuant to this Section, Bank disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including without limitation a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Bank may communicate these disclaimers to a purchaser at such disposition.
            This disclaimer of warranties will not render the sale commercially unreasonable:

                  h.    Bank shall give notice of the disposition of the
            Collateral as follows:

                              (1)   Bank shall give Borrower and each holder of
                        a security interest in the Collateral who has filed with
                        Bank a written request for notice, a notice in writing
                        of the time and place of public sale, or, If the sale is
                        a private sale or some disposition other than a public
                        sale is to be made of the Collateral, the time on or
                        after which the private sale or other disposition is to
                        be made;

                              (2)   The notice shall be personally delivered or
                        mailed, postage prepaid, to Borrower's address appearing
                        in this Agreement, at least ten (10) calendar days
                        before the date fixed for the sale, or at least ten (10)
                        calendar days before the date on or after which the
                        private sale or other disposition is to be made, unless
                        the Collateral is perishable or threatens to decline
                        speedily in value. Notice to persons other than Borrower
                        claiming an interest in the Collateral shall be sent to
                        such addresses as have been furnished to Bank or as
                        otherwise determined in accordance with Section 9611 of
                        the Uniform Commercial Code; and

                              (3)   If the sale is to be a public sale, Bank
                        shall also give notice of the time and place by
                        publishing a notice one time at least ten (10) calendar
                        days before the date of the sale in a newspaper of
                        general circulation in the county in which the sale is
                        to be held; and

                                       11.

                                        LOAN AND SECURITY AGREEMENT
                                        (ACCOUNTS AND INVENTORY)

                              (4)   Bank may credit bid and purchase at any
                        public sale.

                  i.    Borrower shall pay all Bank Expenses incurred in
            connection with Bank's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by
            Bank;

                  j.    Any deficiency which exists after disposition of the
            Collateral as provided above will be paid immediately by Borrower.
            Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by Bank, or, in Bank's discretion, to any party who Bank believes, in good faith, is entitled to the excess;

                  k.    Without constituting a retention of Collateral in
            satisfaction of an obligation within the meaning of 9620 of the
            Uniform Commercial Code or an action under California Code of Civil
            Procedure 726, apply any and all amounts maintained by Borrower as deposit accounts (as that term is defined under 9102 of the Uniform
            Commercial Code) or other accounts that Borrower maintains with Bank against the Indebtedness;

                  l.    The proceeds of any sale or other disposition of
            Collateral authorized by this Agreement shall be applied by Bank first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorney fees and legal expenses incurred by
            Bank, whether in-house or outside counsel is used, the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Borrower or to such other person(s) as may be entitled to it under applicable law. Borrower shall remain liable for any deficiency, which it shall pay to Bank immediately upon demand. Borrower agrees that Bank shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Bank agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Bank may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing,
            Bank may apply any discount factor in, determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Bank; and

                  m.    The following shall be the basis for any finder of
            fact's determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9615(f) of the Uniform
            Commercial Code: (i) The Collateral which is the subject matter of the disposition shall be valued in an "as is" condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (ii) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly
            (but no later than 30 days) following the disposition; (iii) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such
            Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorney's fees, whether in-house or outside counsel is used, and marketing costs; (iv) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into
            consideration the factors set forth above. The "value" of any such
            Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9615(f) of the Uniform Commercial
            Code.

            8.2   In addition to any and all other rights and remedies available to Bank under or pursuant to this Agreement or any other documents,
      Instrument or agreement contemplated hereby, Borrower acknowledges and agrees that (i) at any time following the occurrence and during the continuance of any Event of Default, and/or (ii) termination of Bank's commitment or obligation to make loans or advances or otherwise extent credit to or in favor of Borrower hereunder, in the event that and to the extent that there are any Letter of Credit Obligations outstanding at such time, upon demand of Bank, Borrower shall deliver to Bank, or cause to be delivered to Bank, cash collateral in an amount not less than such Letter of Credit Obligations, which cash collateral shall be held and retained by
      Bank as cash collateral for the repayment of such Letter of Credit
      Obligations, together with any and all other Indebtedness of Borrower to
      Bank remaining unpaid, and Borrower pledges to Bank and grants to Bank a continuing first priority security interest in such cash collateral so delivered to Bank. Alternatively, Borrower shall cause to be delivered to
      Bank an irrevocable standby letter of credit issued in favor of Bank by a bank acceptable to Bank, in its sole discretion, in an amount not less than such Letter of Credit Obligations, and upon terms acceptable to Bank, in its sole discretion.

            8.3   Bank's rights and remedies under this Agreement and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election or acquiescence by Bank.

9.    TAXES AND EXPENSES REGARDING BORROWER'S PROPERTY. If Borrower fails to pay promptly when due to another person or entity, monies which Borrower is required to pay by reason of any provision in this Agreement, Bank may, but need not, pay the same and charge Borrower's loan account therefor, and Borrower shall promptly reimburse Bank. All such sums shall become additional Indebtedness owing to Bank, shall bear interest at the rate hereinabove provided, and shall be secured by all Collateral. Any payments made by Bank shall not constitute (i)
an agreement by it to make similar payments in the future, or (ii) a waiver by
Bank of any default under this Agreement. Bank need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice of the payment thereof shall be conclusive evidence that the same was validly due and owing. Such payments shall constitute Bank Expenses and additional advances to Borrower.

10.   WAIVERS.

            10.1  Borrower agrees that checks and other instruments received by
      Bank in payment or on account of Borrower's Indebtedness constitute only conditional payment until such items are actually paid to Bank and
      Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of
      Borrower's Indebtedness and Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply such payments in any manner as Bank may deem advisable, notwithstanding any entry by Bank upon its books.

            10.2  Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

            10.3  Bank shall not in any way or manner be liable or responsible for (a) the safekeeping of the Inventory; (b) any joss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act

                                       12.

                                        LOAN AND SECURITY AGREEMENT
                                        (ACCOUNTS AND INVENTORY)

      or default of any carrier, warehouseman, ballee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of
      Inventory shall be borne by Borrower.

            10.4  Borrower waives the right and the right to assert a
      confidential relationship, if any, it may have with any accountant, accounting firm and/or service bureau or consultant in connection with any information requested by Bank pursuant to or in accordance with this
      Agreement, and agrees that a Bank may contact directly any such accountants, accounting firm and/or service bureau or consultant in order to obtain such Information.

            10.5  Co-Borrowers. Each Borrower agrees as follows:

            a.    Each Borrower agrees that it is jointly and severally,
            directly, and primarily liable to Bank for payment in full of the
            Indebtedness and that such liability is independent of the duties, obligations and liabilities of the other Borrower. The Agreement and each other document, instrument and agreement entered into by any one or more of the Borrowers in connection therewith (collectively, hereinafter, the "Loan Documents") are a primary and original obligation of each Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Loan Documents. Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of persons or entities other than such Borrower (Including any other Borrower party hereto) and, in full recognition of that fact, each Borrower consents and agrees that Bank may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation, or revocation of the
            Agreement and the other Loan Documents by any one or more Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to each Borrower: (a) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Indebtedness or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval, or consent with respect to, the Indebtedness or any part thereof, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Indebtedness or any part thereof;
            (d) accept partial payments on the Indebtedness; (e) receive and hold additional security or guaranties for the Indebtedness or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Bank in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Indebtedness or any part thereof; (h)
            settle, release on terms satisfactory to Bank or by operation of applicable laws, or otherwise liquidate or enforce any Indebtedness and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or
            (i) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of any
            Borrower or any other Person, and correspondingly restructure the
            Indebtedness, and any such merger, change, restructuring, or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Indebtedness.

            b.    Upon the occurrence and during the continuance of any Event of
            Default, Bank may enforce the Agreement and the other Loan Documents independently as to each Borrower and Independently of any other remedy or security Bank at any time may have or hold in connection with the indebtedness, and it shall not be necessary for Bank to marshal assets in favor of any Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Agreement and the other Loan Documents.
            Each Borrower expressly waives any right to require Bank to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any Collateral provided by any Person, and agrees that Bank may proceed against Borrowers or any Collateral in such order as it shall determine in its sole and absolute discretion.

            c.    Bank may file a separate action or actions against any
            Borrower, whether action is brought or prosecuted with respect to any security or against any other person, or whether any other person is joined in any such action or actions. Each Borrower agrees that Bank and any Borrower and any affiliate of any Borrower may deal with each other in connection with the Indebtedness or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of the
            Agreement or the other Loan Documents.

            d.    Bank's rights under the Loan Documents shall be reinstated and revived, and the enforceability of the Agreement and the other Loan
            Documents shall continue, with respect to any amount at any time paid on account of the Indebtedness which thereafter shall be required to be restored or returned by Bank, all as though such amount had not been paid. The rights of Bank created or granted herein and the enforceability of the Agreement and the other Loan
            Documents at all times shall remain effective to cover the full amount of all the Indebtedness even though the Indebtedness, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower and whether or not any other
            Borrower shall have any personal liability with respect thereto.

            e.    To the maximum extent permitted by applicable law and to the extent that a Borrower is deemed a guarantor, each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any other Borrower with respect to the Indebtedness, (b) the
            unenforceability or invalidity of any security or guaranty for the
            Indebtedness or lack of perfection or continuing perfection or failure of priority of any security for the Indebtedness, (c) the cessation for any cause whatsoever of the liability of any other
            Borrower (other than by reason of the full payment and performance of all Indebtedness), (d) any failure of the Bank to marshal assets in favor of Bank or any Borrower or any other person, (e) any failure of Bank to give notice of sale or other disposition of collateral to any Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) any failure of Bank to comply with applicable law in connection with the sale or other disposition of any collateral or other security for any Obligation, Including any failure of Bank to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation, (g) any act or omission of Bank or others that directly or indirectly results in or aids the discharge or release of any Borrower or the Indebtedness or any security or guaranty therefor by operation of law or otherwise,
            (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Bank to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j)
            the election by Bank of the application or non-application of
            Section 1111 (b)(2) of the United States Bankruptcy Code, (k) any
            extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code, (1) any use of cash collateral under Section 383 of the United States Bankruptcy Code, (m) any
            agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any lien in favor of Bank for any reason, or (o) any action taken by Bank that is authorized by the Agreement or any other provision of any Loan Document Until such time as all of the
            Indebtedness have been fully, finally, and indefeasibly paid in full in cash: (i) each Borrower hereby waives and postpones any right of subrogation it has or may have as against any other Borrower respect to the Indebtedness; and (ii) in addition, each Borrower also hereby waives and

                                       13.

                                        LOAN AND SECURITY AGREEMENT
                                        (ACCOUNTS AND INVENTORY)

            postpones any right to proceed or to seek recourse against or with respect to any property or asset of any other Borrower. Each
            Borrower expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Indebtedness, and all notices of acceptance of the Agreement or the other Loan Documents or of the existence, creation or incurring of new or additional Indebtedness.

            f.    In the event that all or any part of the Indebtedness at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Borrower authorizes Bank, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting the obligations of any Borrower, the enforceability of the Agreement and the other Loan Documents, or the validity or enforceability of any liens of Bank, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale.

            g.    Without limiting the generality of any other waiver or other provision set forth in this Agreement, each Borrower waives all rights and defenses that such Borrower may have because the
            Indebtedness is secured by real property. This means, among other things:

                  (1)   Bank may collect from any Borrower without first
                  foreclosing on any real or personal property pledged as
                  Collateral by any other Borrower to secure the Indebtedness.

                  (2)   If Bank forecloses on any real property pledged as
                  Collateral by any Borrower:

                        (a)   the amount of the debt may be reduced only by the
                        price for which that Collateral is sold at the
                        foreclosure sale, even if the collateral is worth more
                        than the sale price.

                        (b)   Bank may collect from any Borrower even if Bank,
                        by foreclosing on the real property pledged as
                        Collateral, has destroyed any right that Borrower may
                        have to collect from any other Borrower.

                  This is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because the Indebtedness is secured by Real Property. These rights and defenses
                  include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

            h.    To the fullest extent permitted by applicable law, to the
            extent that a Borrower is deemed a guarantor, each Borrower expressly waives any defenses to the enforcement of the Agreement and the other Loan Documents or any rights of Bank created or granted hereby or to the recovery by Bank against any Borrower or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Borrowers and may preclude Borrowers from obtaining reimbursement or contribution from other Borrowers. To the fullest extent permitted by applicable law, each Borrower expressly waives any suretyship defenses or benefits that it otherwise might or would have under applicable law. WITHOUT
            LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET
            FORTH IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY
            APPLICABLE LAW, EACH BORROWER WAIVES ALL RIGHTS AND DEFENSES ARISING
            OUT OF AN ELECTION OF REMEDIES BY BANK, EVEN THOUGH THAT ELECTION OF
            REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY
            FOR THE INDEBTEDNESS, HAS DESTROYED SUCH BORROWER'S RIGHTS OF
            SUBROGATION AND REIMBURSEMENT AGAINST THE OTHER BORROWERS BY
            OPERATION OF LAW, INCLUDING BUT NOT LIMITED TO SECTION 580d OF THE
            CALIFORNIA CODE OF CIVIL PROCEDURE OR OTHERWISE.

            10.6  THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO
      TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER
      CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW. EACH PARTY, AFTER
      CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF
      THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT,
      WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE
      PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR
      THE INDEBTEDNESS.

            10.7  In the event that Bank elects to waive any rights or remedies hereunder, or compliance with any of the terms hereof, or delays or fails to pursue or enforce any term, such waiver, delay or failure to pursue or enforce shall only be effective with respect to that single act and shall not be construed to affect any subsequent transactions or Bank's right to later pursue such rights and remedies.

11.   ONE CONTINUING LOAN TRANSACTION. All loans and advances heretofore, now or at any time or times hereafter made by Bank to Borrower under this Agreement or any other agreement between Bank and Borrower, shall constitute one loan secured by Bank's security interests in the Collateral and by all other security interests, liens, encumbrances heretofore, now or from time to time hereafter granted by Borrower to Bank.

Notwithstanding the above, (I) to the extent that any portion of the
Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in Borrower's principal dwelling which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if Borrower
(or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure the loan and any other Indebtedness of Borrower (or any of them), unless expressly provided to the contrary in another place.

12.   NOTICES. Unless otherwise provided in this Agreement, all notices or demands by either party on the other relating to this Agreement shall be in writing and sent by regular United States mail, postage prepaid, properly addressed to Borrower or to Bank at the addresses stated in this Agreement, or to such other addresses as Borrower or Bank may from time to time specify to the other in writing. Requests for information made to Borrower by Bank from time to time hereunder may be made orally or in writing, at Bank's discretion.

13.   AUTHORIZATION TO DISBURSE. Bank is hereby authorized to make loans and advances hereunder upon telephonic or other instructions received from anyone purporting to be an officer, employee, or representative of Borrower, or at the discretion of Bank if said loans and advances are necessary to meet any
Indebtedness of Borrower to Bank. Bank shall have no duty to make inquiry or verify the authority of any such party, and Borrower shall hold Bank harmless from any damage, claims or liability by reason of Bank's honor of, or failure to honor, any such instructions.

14.   PAYMENTS. Borrower hereby authorizes Bank to deduct the full amount of any interest, fees, costs, or Bank Expenses due under this Agreement and not paid or collected when due in accordance with the terms and conditions hereof from any account maintained by Borrower with Bank. Should there be insufficient funds in any such account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower; provided, however, that Bank shall not be obligated to advance funds to cover any such payment.

                                       14.

                                        LOAN AND SECURITY AGREEMENT
                                        (ACCOUNTS AND INVENTORY)

15.   DESTRUCTION OF BORROWER'S DOCUMENTS. Any documents, schedules, invoices or other papers delivered to Bank, may be destroyed or otherwise disposed of by
Bank six (6) months after they are delivered to or received by Bank, unless
Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

16.   CHOICE OF LAW. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined according to the laws of the
State of California. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts in California.

17.   GENERAL PROVISIONS.

            17.1  This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by Bank at its headquarters office.

            17.2  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder without Bank's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Bank shall release Borrower or any guarantor from their obligations to Bank.
      Bank may assign this Agreement and its rights and duties hereunder. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Bank's rights and benefits hereunder. In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to
      Borrower or Borrower's business.

            17.3  Paragraph headings and paragraph numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting.
      The words "hereof", "herein", "hereby", "hereunder", and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

            17.4  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Borrower, whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

            17.5  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            17.6  This Agreement cannot be changed or terminated orally. This
      Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements, understandings, representations, warranties and negotiations, if any, related to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing.

            17.7  The parties intend and agree that their respective rights, duties, powers, liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.

            17.8  In addition, if this Agreement is secured by a deed of trust or mortgage covering real property, then the trustor or mortgagor shall not mortgage or pledge the mortgaged premises as security for any other indebtedness or obligations. This Agreement, together with all other indebtedness secured by said deed of trust or mortgage, shall become due and payable immediately, without notice, at the option of Bank, (a) if said trustor or mortgagor shall mortgage or pledge the mortgaged premises for any other indebtedness or obligations or shall convey, assign or transfer the mortgaged premises by deed, installment sale contract or other instrument; (b) if the title to the mortgaged premises shall become vested in any other person or party in any manner whatsoever, or (c) if there is any disposition (through one or more transactions) of legal or beneficial title to a controlling interest of said trustor or mortgagor.

            17.9  Each undersigned Borrower hereby agrees that it is jointly and severally, directly, and primarily liable to Bank for payment and performance in full of all duties, obligations and liabilities under this
      Agreement and each other document, instrument and agreement entered into by Borrower with or in favor of Bank in connection herewith, and that such liability is independent of the duties, obligations and liabilities of any other Borrower or any other guarantor of the Indebtedness, as applicable.
      Each reference herein to Borrower shall mean each and every Borrower party hereto, individually and collectively, jointly and severally.

                                       15.

                                        LOAN AND SECURITY AGREEMENT
                                        (ACCOUNTS AND INVENTORY)

      IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security
Agreement (Accounts and Inventory) to be executed as of the date first hereinabove written.

                                                   BORROWER: Akeena Solar, Inc.

                                                   a Delaware Corporation
                                                     ---------------------------

Accepted and effective as of January 29, 2007      By: /s/ David "Lad" Wallace
                            --------------------      --------------------------
At Bank's Western Division Headquarters Office        Signature of
                                                   Title:       CFO
Comerica Bank                                            -----------------------
------------------------------------------------
                                                   By:
By: /s/ Reed Geisreiter                               --------------------------
   ---------------------------------------------      Signature of
   Signature of Reed Geisreiter                    Title:
                                                         -----------------------
Title: First Vice President - Western Market
      ------------------------------------------   By:
                                                      --------------------------
                                                      Signature of
Address for Notices                                Title:
-------------------                                      -----------------------

605 University Avenue                              By:
Los Gatos, CA 95032                                   --------------------------
                                                      Signature of
                                                   Title:
                                                         -----------------------

                                       16.

[LOGO OMITTED] COMERICA        ENVIRONMENTAL RIDER

                                 Comerica Bank
                               ----------------------------------------
                                             NAME OF OFFICE

                                 333 West Santa Clara Street, San Jose, CA 95113
                               -------------------------------------------------
                                              ADDRESS

      This ENVIRONMENTAL RIDER (this "Rider") dated this 29th day of January
2007, is hereby made a part of and incorporated into that certain Loan and
Security Agreement (the "Agreement") dated January 29, 2007 between Comerica
Bank ("Bank") and Akeena Solar, Inc. ("Debtor").

      1.    Debtor hereby represents, warrants and covenants that none of the collateral or real property occupied and/or owned by Debtor has ever been used by Debtor or any other previous owner and/or operator in connection with the disposal of or to refine, generate, manufacture, produce, store, handle, treat, transfer, release, process or transport any hazardous substance, as defined in
42 U.S.C. 9601 (14) ("Hazardous Substance"), and Debtor will not at any time use the collateral or such real property for the disposal of, refining of, generating, manufacturing, producing, storing, handling, treating, transferring, releasing, processing, or transporting any such Hazardous Substances and/or any other hazardous waste.

      2.    None of the collateral or real property used and/or occupied by
Debtor has been designated, listed or identified in any manner by the United
States Environmental Protection Agency (the "EPA") or under and pursuant to the
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, set forth at 42 U.S.C. 9601 et seq. ("CERCLA") or the Resource
Conservation and Recovery Act of 1986, as amended, set forth at 42 U.S.C. 9601 et seq. ("RCRA") or any other environmental protection statute as a Hazardous
Substance, or any other hazardous waste, disposal or removal site, superfund or cleanup site or candidate for removal of closure pursuant to RCRA, CERCLA or any other environmental protection statute.

      3.    Debtor has not received a summons, citation, notice, directive, letter or other communication, written or oral, from the EPA or any other federal or state governmental agency or instrumentality, authorized pursuant to an environmental protection statute, concerning any intentional or unintentional action or omission by Debtor resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of a
Hazardous Substance or any other hazardous waste into the environment resulting in damage thereto or to the fish, shellfish, wildlife, biota or other natural resources.

      4.    Debtor shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, or on the part of any third party, on property owned and/or occupied by Debtor, any disposal, releasing, spilling, leaking, pumping, omitting, pouring, emptying or dumping of a Hazardous Substance or any other hazardous waste into the environment where damage may result to the environment, fish, shellfish, wildlife, biota or other natural resources unless such disposal, release, spill, leak, pumping, emission, pouring, emptying or dumping is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authority.

      5.    Debtor shall furnish to Bank:

            (a)   Promptly and in any event within thirty (30) days after
receipt thereof, a copy of any notice, summons, citation, directive, letter or other communications from the EPA or any other governmental agency or instrumentality concerning any intentional or unintentional action or omission on Debtor's part in connection with the handling, transporting, transferring, disposal or in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of a Hazardous Substance or any other hazardous waste into the environment resulting in damage to the environment, fish, shellfish, wildlife, biota and any other natural resource;

            (b)   Promptly and in any event within thirty (30) days after the receipt thereof, a copy of any notice of or other communication concerning the filing of a lien upon, against or in connection with Debtor, the collateral or
Debtor's real property by the EPA or any other governmental agency or instrumentality authorized to file such a lien pursuant to an environmental protection statute in connection with a fund to pay for damages and/or cleanup and/or removal costs arising from the intentional or unintentional action or omission of Debtor resulting from the disposal or in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of a Hazardous
Substance or any other hazardous waste into the environment;

            (c)   Promptly and in any event within thirty (30) days after the receipt thereof, a copy of any notice, directive, letter or other communication from the EPA or any other governmental agency or instrumentality acting under the authority of an environmental protection statute indicating that all or any portion of the Debtor's property or assets have been listed and/or Debtors deemed by such agency to be the owner and operator of the facility that has failed to furnish to the EPA or other authorized governmental agency or instrumentality, all the information required by the RCRA, CERCLA or other applicable environmental protection statutes;

            (d)   Promptly and in no event more than thirty (30) days after the filing thereof with the EPA or other governmental agency or instrumentality authorized as such pursuant to an environmental protection statute, copies of any and all information reports filed with such agency or instrumentality in connection with Debtor's compliance with RCRA, CERCLA or other applicable environmental protection statutes.

      6.    Any one or more of the following events which occur with respect to
Debtor shall constitute an event of default:

            (a)   The breach by Debtor of any covenant or condition,
representation or warranty contained in this Rider;

            (b)   The failure by Debtor to comply with each, every and all of the requirements of RCRA, CERCLA or any other environmental protection statute applicable to the collateral or the real property occupied and/or owned by
Debtor;

            (c)   The receipt by Debtor of a notice from the EPA or any other governmental agency or instrumentality acting under the authority of any environmental protection statute, indicating that a lien has been filed against any of the collateral, or any of Debtor's other property by the EPA or any other governmental agency or instrumentality in connection with a fund as a result of damage arising from an intentional or unintentional action or omission by Debtor resulting from the disposal, releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of a Hazardous Substance or any other hazardous waste into the environment; and

            (d)   Any other event or condition exists which might in the
opinion of Bank, under applicable environmental protection statutes, have a material adverse effect on the financial or operational condition of Debtor or the value of all or any material part of the collateral or other property of
Debtor.

      In witness whereof, the Debtor has agreed as of the date first set forth above.

       Akeena Solar, Inc.
------------------------------------------

By: /s/ David "Lad" Wallace               By:
  ------------------------------------      ------------------------------------

Its:      CFO                             Its:
   -----------------------------------       -----------------------------------

By:                                       By:
  ------------------------------------      ------------------------------------

Its:                                      Its:
   -----------------------------------       -----------------------------------

[LOGO OMITTED] COMERICA              EQUIPMENT RIDER
Borrower(s): Akeena Solar, Inc.

      Borrower has entered into a certain Loan and Security Agreement (Accounts and Inventory) (hereinafter referred to as "Agreement"), dated January 29, 2007 with Bank (Secured Party). This EQUIPMENT RIDER (hereinafter referred to as this
"Rider") dated January 29, 2007 is hereby made a part of and incorporated into that Agreement.

1.    Borrower grants to Bank a security interest in the following wherever located (hereinafter referred to as "Equipment"):

      (a)   all of Borrower's present machinery, equipment, fixtures, vehicles, office equipment, furniture, furnishings, tools, dies, jigs and attachments, wherever located, (including but not limited to, the items listed and described on the Schedule of Equipment attached hereto and marked Exhibit "A" and by this reference made a part hereof as though fully set forth herein);

      (b)   all of Borrower's additional equipment, wherever located, of like or unlike nature, to be acquired hereafter, and all replacements, substitutes, accessions, additions and improvements to any of the foregoing; and

      (c)   all of Borrower's general intangibles, including without limitation, computer programs, computer disks, computer tapes, literature, reports, catalogs, drawings, blueprints and other proprietary items.

2.    Bank's security interest in the Equipment as set forth above shall secure each, any and all of Borrower's Indebtedness to Bank, as the term "Indebtedness"
is defined in the Agreement.

3.    Bank may, in its sole discretion, from time to time hereafter, make loans to Borrower. Loans made by Bank to Borrower pursuant to this Rider shall be included as part of the Indebtedness of Borrower to Bank and at Bank's option, may be evidenced by promissory note(s), in form satisfactory to Bank. Such loans shall bear interest at the rate and be payable in the manner specified in said promissory note(s) in the event Bank exercises the aforementioned option, and in the event Bank does not, such loans shall bear interest at the rate and be payable in the manner specified in the Agreement.

4.    Borrower represents and warrants to Bank that:

      (a)   it has good and indefeasible title to the Equipment;

      (b)   The Equipment is and will be free and clear of all liens, security interests, encumbrances and claims, except as held by Bank,

      (c)   the Equipment shall be kept only at the following locations: 605
            UNIVERSITY AVE, LOS GATOS, CA 95032

      (d)   the owners or mortgagees of the respective locations are: BLACKSTOCK
            INTERNATIONAL

      (e)   Bank shall have the right upon demand now and/or at all times hereafter, during Borrower's usual business hours to inspect and examine the Equipment and Borrower agrees to reimburse Bank for its reasonable costs and expenses in so doing.

5.    Borrower shall keep and maintain the Equipment in good operating condition and repair, make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved.
Borrower shall not permit any items of Equipment to become a fixture to real estate or accession to other property, and the Equipment is now and shall at all times remain and be personal property.

6.    Borrower, at its expense, shall keep and maintain: the Equipment insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties and interest in properties in similar businesses for the full insurable value thereof; and business interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of its assets. All such policies of insurance shall be in such form, with such companies and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payment of all premiums thereof. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Bank showing loss payable to Bank and all proceeds payable thereunder shall be payable to Bank and upon receipt by Bank shall be applied on the account of Borrower's Indebtedness. To secure the payment of Borrower's indebtedness, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof and directs all insurers under such policies of insurance to pay all proceeds thereof directly to Bank. Borrower hereby irrevocably appoints Bank (and any of Bank's officers, employees or agents designated by
Bank) as Borrower's attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Bank that it will give Bank at least ten (10) days written notice before any such policy or policies of insurance shall be altered or canceled, and that no act or default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Bank, without waiving or releasing any obligations or defaults by Borrower hereunder, may at any time or times hereafter, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be a part of Borrower's indebtedness and payable on demand.

7.    Until default by Borrower under the Agreement or this Rider. Borrower may, subject to the provisions of the Agreement and this Rider and consistent therewith, remain in possession thereof and use the Equipment referred to herein in the ordinary course of business at the location or locations hereinabove designated.

8.    All of the terms, conditions, warranties, covenants, agreements and representations of the Agreement are incorporated herein and reaffirmed.

9.    Upon a default by Borrower under the Agreement or this Rider, Borrower upon request of Bank to do so, agrees to assemble and make the Equipment or any part thereof available to Bank at a place designated by Bank.

10.   Borrower shall upon demand by Bank immediately deliver to Bank and properly endorse, any and all evidences of ownership, certificates of title or applications for title to any of the aforesaid items of Equipment.

11.   Bank shall not in any way or manner be liable or responsible for (a) the safekeeping of the Equipment; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof or (d) any act or default by any person whomsoever. All risk of loss, damage or destruction of the Equipment shall be borne by Borrower.

Borrower(s): Akeena Solar, Inc.

   /s/ David "Lad" Wallace
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By:                                     By:

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By:                                     By:

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By:                                     By:

Accepted this 29th day of January, 2007 at Bank's place of business in 333 West
Santa Clara Street, San Jose, CA

                                        /s/ Reed Geisreiter
                                        ---------------------------------------
                                        By: Reed Geisreiter
                                            First Vice President - Western Marke